Exhibit 32.1

CERTIFICATIONS

PURSUANT TO SECTION 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned, in his capacity as the principal executive officer and principal financial officer of Mitek Systems, Inc. (the “Company”), as the case may be, hereby certifies, pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), that, to the best of his knowledge:

1.	This Quarterly Report on Form 10-Q for the period ended June 30, 2015 (this “Quarterly Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
2.

The information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by this Quarterly Report.

Date: August 10, 2015	/s/ James B. DeBello
James B. DeBello
Chief Executive Officer
(Principal Executive Officer)

Date: August 10, 2015	/s/ Russell C. Clark
Russell C. Clark
Chief Financial Officer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission (“SEC”) or its staff upon request.

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of this Quarterly Report), irrespective of any general incorporation language contained in such filing.